Ally Financial Inc.
Dodd-Frank Act Mid-Year Stress Test 2016
Estimates in the Severely Adverse Scenario

Forward-Looking Statements

The following disclosure contains various forward-looking statements within the meaning of applicable federal securities laws. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of these words or similar expressions are intended to identify forward-looking statements. All statements herein, other than statements of historical fact, including statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and Ally's actual results may differ materially. You should not place undue reliance on any forward-looking statement and should consider all uncertainties and risks described in Ally’s reports filed with the Securities and Exchange Commission, which can be found at www.sec.gov. Forward-looking statements speak only as of the date they are made, and Ally undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other such factors that affect the subject of these statements, except where expressly required by law. Further, projections included within the “Ally Summary Results” section of this disclosure represent hypothetical estimates that involve an economic outcome that is more adverse than expected. Such estimates are not forecasts of expected losses, revenues, net income before income taxes, or capital ratios. The capital ratios presented were calculated using capital action assumptions required within the Dodd-Frank Act stress testing rule. The minimum capital ratio presented is for the period including the third quarter of 2016 through the third quarter of 2018.

Overview

As required under the rules published by the Federal Reserve (the “Regulators”) to address the Dodd-Frank Act Stress Test (“DFAST”) requirements, Ally Financial Inc. (“Ally”, or the “Company”) is providing a summary of 2016 mid-year stress test results under the Severely Adverse (“Severe”) scenario. The stress test results were submitted to the Federal Reserve on October 5, 2016 and cover a 9-quarter forecast horizon beginning in the third quarter of 2016 and continuing through the third quarter of 2018. The DFAST Severe scenario and the related forecasts of macroeconomic variables were developed internally by Ally. The Severe scenario considers a recession that has a level of severity comparable to the most severe post-war U.S. recessions and also includes multiple idiosyncratic operational risk events that directly impact Ally's operations.

Over the past several years, Ally has undergone a significant strategic transformation to strengthen the company’s financial profile. These actions include diversifying the U.S. automotive finance franchise, enhancing funding stability through continued growth in the direct bank franchise, and improving net interest margin by reducing legacy high-cost debt. Since the submission of the CCAR 2016 Capital Plan, Ally has experienced strong operating results and completed several actions aimed at capital structure normalization and driving improvements in shareholder returns. A few notable highlights since the CCAR 2016 submission include initiation of a common dividend and share repurchase program following the CCAR 2016 non-objection from the Federal Reserve, redemption of all remaining Series A Preferred Stock, closing of the TradeKing Group acquisition, and launch of a co-branded Ally Bank credit card.

As demonstrated through numerous stress tests over the past several years, Ally’s business model is adequately positioned to withstand the effects of a severely stressed macroeconomic environment. The following summary of projected impacts to profitability, loss rates, and capital position reflects the severity of the 2016 scenario developed by Ally. It is important to note that this scenario is not a forecast of Ally’s business operations or financial condition, but rather a hypothetical scenario designed to assess the strength of Ally’s risk management framework and capital base, and its resilience to severely adverse economic conditions should they occur. The results suggest that Ally’s performance would deteriorate in the Severe scenario due to increased provision for credit losses, reduced business volumes, net interest margin compression, market, and operational risk related losses. Importantly, however, Ally would continue to meet all contractual obligations to creditors, counterparties, and bondholders and would exceed all regulatory requirements including the 4.5% Common Equity Tier 1 threshold required under the Capital Plan Rule (i.e., Final Basel III rules).

Stress Testing Methodologies

Ally’s process for stress testing and assessing capital adequacy leverages a sound enterprise risk management infrastructure that operates under the philosophy of continuous improvement and seeks to identify and measure all material risks arising from exposures and business activities. When conducting comprehensive enterprise-wide stress tests, all of Ally’s material risk exposures are considered and evaluated. Ally’s material risks include credit, vehicle residual value, insurance/underwriting, market, liquidity, and operational (including strategic and reputation).

Stress testing is an integral component of Ally’s risk, capital, and liquidity management strategies. Stress tests are used to provide insight into how risk exposures and related capital requirements, as well as capital resources, might be affected by severe, yet plausible stress scenarios. Stress tests are conducted using a combination of quantitative approaches, internal and external data sources, analytical tools, and management judgment. Models and spreadsheets, whether they be internally or vendor developed, are subject to a validation process by Ally’s model and spreadsheet risk management function. Variance and sensitivity analyses, as well as trend reporting and benchmarking techniques, are used to challenge stress test results at various levels of the company. Throughout the stress testing process, numerous reviews are conducted by working groups, business unit management, senior executives, and various councils and committees. In addition, stress test results are reviewed and approved by the Ally Financial Board of Directors.

The following provides a brief description of the methodologies used in stress testing to translate Ally’s primary risk measures into financial impacts over the nine-quarter horizon.

Balance Sheet

Ally’s current and projected earning asset portfolio is primarily composed of U.S. auto-related assets. The auto portfolio is composed of consumer lending products (retail loans and leases) as well as dealer financing products (primarily floorplan financing). Projections of assets are based on the expectation of existing asset amortization on the balance sheet and the expectation for new origination volumes under the given scenario. Given the relatively short tenor of Ally's auto finance products (approximately 2.5 years in duration for retail loans and less than 100 days for average floorplan loans), existing assets amortize fairly quickly. Therefore, the size of Ally’s balance sheet over the nine-quarter stress horizon is largely dependent on the assumptions for new and used auto originations. Key assumptions for originations include new and used industry light vehicle sales, market share of certain manufacturers, Ally’s financing penetration rates, and growth in Ally’s used and growth channels. Historical experience supports a decline in industry light vehicles sales to coincide with reduced consumer demand in a severe macroeconomic recession. A statistical modeling approach is used to project industry light vehicle sales while historical experience and management judgment factor into projections for other business assumptions. Consistent with the decline in industry light vehicle sales and the trends experienced during past recessions, the size of Ally’s balance sheet trends lower in the Severe scenario as fewer vehicles are sold and, therefore, less financing is needed. Similar to the asset portfolio, liability balances are developed using a mix of models, historical experience, and management judgment.

Pre-Provision Net Revenue ("PPNR")

PPNR is a reporting item used to measure net revenues from the asset portfolio and is composed of three main components: net interest income, non-interest income, and non-interest expense. These components are further segmented and, as a result, various processes and methodologies are used to produce projections over the stress test horizon. Since PPNR is a comprehensive reporting item, it incorporates stress impacts from many of Ally’s material risks, including vehicle residual value, insurance/underwriting, market, liquidity, and operational (including strategic and reputation).

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Net Interest Income (“NII”): Net interest income for Ally is significantly influenced by the size, product, and credit mix of the earning asset portfolio and the net interest margin on those assets. A quantitative model that utilizes inputs such as balance projections, earning asset yields, interest rates, and credit spreads is used to project NII. The methodology used to develop balance projections is described above while other key assumptions are developed using a mix of quantitative models, historical experience, and management judgment. While rental income, gains/losses on disposal, and depreciation expense for operating leases are reported within NII in Ally’s financial statements (filed with the Securities and Exchange Commission), these same items are reported within non-interest income and non-interest expense for the purposes of DFAST per regulatory PPNR reporting requirements.

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Non-Interest Income: Ally’s non-interest income largely consists of insurance premiums, operating lease revenue, servicing fees, and gains/losses on the disposal of operating lease assets. Similar to NII projections, revenues from insurance premiums and operating leases are dependent on the size of the earning asset portfolio, as well as the margin on those assets. Servicing fees are impacted based upon the size of the servicing portfolio, SmartAuction activity, and late charges. Ally’s recognized gains/losses on the disposal of operating leases are generally a function of the remaining cost basis (net of accumulated depreciation) of the lease at time of termination and the sales proceeds received from remarketing the vehicle. Ally models the future expected value of off-lease vehicles (residual value) using key inputs such as U.S. Gross Domestic Product, unemployment rate, gasoline prices, and used vehicle supply and demand forecasts.

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Non-Interest Expense: Non-interest expense includes depreciation expense on operating leases, expenses associated with the insurance business, compensation and benefits expense, operational risk expense (e.g., fraud, legal, compliance, information technology), and various other administrative expenses such as expenses associated with deposit operations. Depreciation expense on operating leases is projected using the current depreciation rates on the existing lease portfolio, while depreciation rates for new leases assumed to be originated during the stress test horizon are set based on the projection of vehicle residual values, also used in projecting the gain/loss on disposal of operating leases. Expenses associated with the insurance business include sales commissions and provisions for claims losses, which naturally decline as new vehicle sales volumes, and thereby new insurance contracts, decline in the recessionary environment. Projections of compensation and benefits expense, information technology costs, and certain marketing expenses are closely aligned with the projected level of business activity and the severity of the recession. However, other non-interest expense projections generally reflect a conservative bias as no management actions are assumed in the Severe scenario that would materially reduce expenses to coincide with declining business activity. In addition to routine business driven expenses, consideration is also given to operational risk and other losses that may arise in the stress environment. Given the broad scope of operational risk and limited and varied data, Ally uses a non-modeled approach for estimating a conservative level of operational risk losses in a given scenario. The non-modeled approach includes the use of Ally’s own historical experience (inclusive of losses from discontinued operations), operational risk scenario analysis, and management judgment.

Provision for Loan Losses

Credit risk associated with the consumer and commercial loan portfolios manifests itself in the provision for loan losses. The amount of the provision reflects the projected charge-offs for each portfolio under the given scenario while preserving an appropriate allowance for loan losses to ensure adequate coverage at the end of each period.

Ally’s loan loss estimation tools are developed using modeling approaches that incorporate macroeconomic variables and are deemed appropriate for stress testing purposes. Generally, the loan loss models:

•	Are statistically-driven (e.g., regression-based) models;

•	Operate at the segment-level (i.e., are product-specific);

•	Incorporate portfolio characteristics as well as macroeconomic factors; and

•	Follow a frequency and severity framework incorporating quantitative measures of probability of default (“PD”) and loss given default (“LGD”)

Gains / Losses on Securities Portfolio

Ally’s investment portfolio is subject to market and counterparty risk. Models are used to project changes in market values due to changes in equity prices, interest rates, credit spreads, and volatility. A credit rating migration analysis is also performed to identify potential other-than-temporary impairments (“OTTI”) in the investment securities portfolio. Different segments of the portfolio are modeled separately while each security in the portfolio is incorporated into the analysis.

Capital

The various balance sheet, revenue, and loss estimates as outlined above are combined to generate full balance sheet and income statement projections. These financial statements serve as the basis for the calculation of capital and risk-weighted assets (“RWAs”) that are used to derive pro forma quarterly capital ratios. Ally has calculated capital ratios under the Basel III Standardized Approach, reflective of the appropriate transition provisions. The resulting pro forma regulatory capital ratios are evaluated against management’s real-time operating targets and post-stress capital goals (minimums), which are essential inputs into Ally’s continuous capital adequacy assessment and associated governance.

Ally Summary Results

In the Severe scenario, Ally’s stress results show an approximately $2.8 billion pre-tax net loss over the nine-quarter horizon. PPNR included a decline in NII that resulted primarily from a significant reduction in earning asset balances over the stress test horizon. Given the severity of the economic scenario, the expectation is that light vehicle sales would decline, thereby reducing future industry revenue opportunities from retail and lease originations as well as from dealer floorplan financing. Historical experience from the 2008-2009 recession and previous recessionary time periods supports Ally’s assumption that new and used industry light vehicle sales naturally decline in a macroeconomic recession and, therefore, result in lower auto-related loan balances in this scenario. This decline in industry sales also negatively impacts revenue from the insurance business. The provision for loan losses and related allowances increase in the Severe scenario to keep pace with the expected rise in credit losses, despite a significantly smaller balance sheet over the nine-quarter stress test horizon. Realized gains/losses on securities reflect sharp declines in the equity and bond markets.

Projected Losses, Revenue, and Net Income Before Taxes through Q3 2018 under the Severely Adverse Scenario

Ally Financial Inc.	Billions of Dollars	Percent of Average Assets[1]
Pre-provision net revenue	2.1	1.5
Other revenue	0.0	
less		
Provisions	4.4	
Realized losses/gains on securities (AFS)	0.4	
Trading and counterparty losses[2]	n/a	
Other losses/gains[3]	0.0	
equals		
Net income before taxes[4]	(2.8)	(2.0)

1 Average assets is the nine-quarter average of total assets.

2 Per Federal Reserve instructions, only bank holding companies with greater than $500 billion in total consolidated assets which are subject to the amended market risk rule are required to report using this line item.

3 Includes $27 million of goodwill impairment losses.

4 Total may not foot due to rounding.

Projected credit losses total $3.9 billion with a weighted average loss rate of 3.9% for the total loan portfolio over the nine-quarter horizon. It is important to note that the loss rates are not annualized but rather reflect a nine-quarter cumulative loss rate. Ally’s largest loan portfolios, retail auto loans and dealer floorplan financing, have historically experienced low loss rates compared to other asset classes. Ally’s projected loss rates in the stress test are consistent with those experienced during the most recent economic recession, and, in some cases are significantly more conservative.

Ally’s balance sheet is mainly composed of high-quality, short duration auto assets (approximately 2.5 years in duration for retail loans and less than 100 days for average floorplan loans) enabling the company to withstand severe stress events and meet regulatory requirements throughout the stress test horizon. In prior recessions, Ally’s auto loan origination volume and asset balances have declined in line with the directional trend of new and used industry light vehicle sales. Consistent with historical experience, Ally projected a decline in industry light vehicle sales that led to reduced loan volume and a smaller balance sheet over time in the Severe scenario. This is reflected in the reduction in risk-weighted assets from $133.8 billion as of Q2 2016 to $103.4 billion at the end of Q3 2018 under the Basel III Standardized Approach.

In accordance with DFAST regulatory guidance, capital actions completed in the first quarter of the stress test horizon (Q3 2016) are included in the projection of pro forma capital ratios. For the remainder of the horizon, the Federal Reserve prescribes a standardized set of capital actions that does not permit the redemption or repurchase of any capital instrument that is eligible for inclusion in the numerator of a regulatory capital ratio, and does not permit the issuance of common or preferred stock, except for issuances related to employee compensation. In contrast, common stock dividends equal to the quarterly average dollar amount of common stock dividends paid in the previous four quarters (i.e., Q4 2015 through Q3 2016) are required in periods 2 through 9. Ally has included these dividends in all capital projections, consistent with regulatory guidance. Ally also assumes all contractual payments are made for existing trust preferred and subordinated debt securities. Projections are based on contractual payments for these instruments.

Ally’s capital ratios exceed all regulatory minimums throughout the stress horizon, including the 4.5% Common Equity Tier 1 threshold required under the Capital Plan Rule. Ally maintains a Total Risk-

based capital ratio of 12.8% and a Common Equity Tier 1 ratio of 9.6% at the beginning of the horizon (Q2 2016). By Q3 2018, Ally has a Total Risk-based capital ratio of 13.5% and a Common Equity Tier 1 ratio of 8.9%. Ally’s capital levels are significantly reduced, primarily due to the $2.8 billion pre-tax net loss projected in the Severe scenario. This is mitigated by the meaningful decline in risk-weighted assets, which provides significant conservation of capital. The following table summarizes Q2 2016 actual capital ratios in addition to the low point and end point under the Severe scenario.